Exhibit 99.1

September 1, 2016	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners to Present at the
Barclays CEO Energy Conference

TULSA, Okla. – Sept. 1, 2016 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate at the Barclays CEO Energy Conference Sept. 6-7, 2016, in New York City.

Terry K. Spencer, ONEOK and ONEOK Partners president and chief executive officer, will present at the conference at 11:45 a.m. Eastern Daylight Time (10:45 a.m. Central Daylight Time) on Tuesday, Sept. 6.

Spencer, along with Walter S. Hulse III, ONEOK and ONEOK Partners executive vice president of strategic planning and corporate affairs and Derek Reiners, ONEOK and ONEOK Partners senior vice president, chief financial officer and treasurer, also will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The conference will be webcast and accessible on both ONEOK’s and ONEOK Partners’ websites, www.oneok.com and www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

The materials used at the conference will be posted on the websites beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time) on Tuesday, Sept. 6.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of June 30, 2016, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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